Exhibit 5.1

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QUICK LAW GROUP PC

1035 PEARL STREET
SUITE 403
BOULDER, CO 80302

Phone: 720.259.3393

Facsimile: 303.845.7315

August 20, 2026

NexGel, Inc.

2150 Cabot Boulevard West, Suite B

Langhorne, Pennsylvania 19047

Re: Registration Statement on Form S-1 of NexGel, Inc.

Ladies and Gentlemen:

We have acted as counsel to NexGel, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale from time to time by the selling stockholders named in the Registration Statement of up to 15,252,337 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable upon conversion of unsecured convertible promissory notes (the “Notes”) issued by the Company in a private placement that closed on April 17, 2026 and in a private placement that closed between May 11 and May 15, 2026, and in connection with the Company’s acquisition transaction with Celularity Inc., in each case as more fully described in the Registration Statement.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the following documents, instruments, and records (collectively, the “Transaction Documents”):

(i) the Certificate of Incorporation of the Company, as amended through the date hereof;

(ii) the Bylaws of the Company, as currently in effect;

(iii) the forms of Convertible Promissory Note and Common Stock Purchase Warrant issued in connection with the financings described above, and all exhibits and schedules thereto;

(iv) the forms of Securities Purchase Agreement and Registration Rights Agreement entered into in connection with the financings described above, and all exhibits and schedules thereto;

(v) the Registration Statement, together with all exhibits thereto;

(vi) resolutions of the Board of Directors of the Company (the “Board”) authorizing and approving the issuance of the Shares and the transactions contemplated by the Transaction Documents; and

(vii) a certificate of good standing of the Company issued by the Secretary of State of the State of Delaware dated as of a recent date, and such other corporate records, certificates, and other documents as we have considered necessary or appropriate for the purposes of this opinion.

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In rendering the opinions set forth herein, we have assumed, without independent verification, (i) the genuineness of all signatures on all documents examined by us; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to original documents of all documents submitted to us as certified, conformed or electronic copies, and the authenticity of the originals of such copies; (iv) that all natural persons who have executed documents in connection with the Transaction Documents have the legal capacity to do so; (v) the accuracy and completeness of all representations, warranties, and other statements made by all parties to the Transaction Documents; (vi) that each of the Transaction Documents has been duly authorized, executed, and delivered by all parties other than the Company; and (vii) that the Company will at all times maintain a sufficient number of authorized but unissued shares of Common Stock to satisfy its conversion obligations with respect to that portion of the Notes registered under the Registration Statement.

We have also assumed that the Conversion Price (as defined in the Notes) applicable to the Notes will not be reduced below the par value of the Common Stock ($0.001 per share) at the time of any conversion, except to the extent the Notes expressly permit conversion at par value with a corresponding increase in the principal amount deemed converted, as described in the Registration Statement.

Our opinions expressed herein are limited to the laws of the State of Delaware (with respect to corporate law matters) and the federal laws of the United States of America, in each case as in effect on the date hereof and as we understand them to be interpreted as of the date hereof. We express no opinion with respect to the laws of any other jurisdiction, including any other state blue sky or securities laws.

Based upon and subject to the foregoing, and subject to the qualifications, limitations, and assumptions set forth herein, we are of the opinion that the Shares, when issued upon conversion of the Notes in accordance with the terms of the Notes and the applicable Purchase Agreements, will be validly issued, fully paid, and non-assessable.

This opinion letter is furnished to you solely for use in connection with the Registration Statement and may not be relied upon by any other person or used for any other purpose without our prior written consent.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Quick Law Group PC

QUICK LAW GROUP PC

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